Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 22, 2024
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2024 Earnings

WESTERLY, R.I., July 22, 2024 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced second quarter 2024 net income of $10.8 million, or $0.63 per diluted share, compared to net income of $10.9 million, or $0.64 per diluted share, for the first quarter of 2024.

“Washington Trust’s second quarter performance reflects our continued focus on successfully managing through current economic conditions, while positioning the company for future growth,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “During the quarter, we recorded consistent earnings, maintained credit quality, and managed expenses; we also introduced new technology and invested in a marketing campaign designed to generate deposit growth.”

Selected financial highlights for the second quarter of 2024 include:
•Returns on average equity and average assets for the second quarter were 9.43% and 0.60%, respectively, compared to 9.33% and 0.61%, respectively, for the prior quarter.
•The net interest margin was 1.83% in the second quarter, compared to 1.84% in the preceding quarter.
•Asset and credit quality metrics remain solid. A provision for credit losses of $500 thousand was recognized for the second quarter, down by $200 thousand from the first quarter.
•Wealth management revenues and mortgage banking revenues, our two largest sources of noninterest income, increased by 4% and 10%, respectively, from the preceding quarter.
•Total noninterest expense declined by 1% from the previous quarter, with reductions in salaries and benefits expense.
•Total loans amounted to $5.6 billion, down by 1% from March 31, 2024.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.6 billion, down by 1% from March 31, 2024.

Washington Trust
July 22, 2024
Net Interest Income
Net interest income was $31.6 million for the second quarter of 2024, down by $80 thousand, or 0.3%, from the first quarter of 2024. The net interest margin was 1.83% for the second quarter, a decrease of 1 basis point from the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $7 million. The yield on interest-earning assets for the second quarter was 4.97%, up by 4 basis points from the preceding quarter.
•Average interest-bearing liabilities increased by $11 million, as average in-market deposits increased by $36 million while average wholesale funding balances decreased by $25 million. The cost of interest-bearing liabilities for the second quarter of 2024 was 3.68%, up by 5 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $16.7 million for the second quarter of 2024, down by $503 thousand, or 3%, from the first quarter of 2024. Included in other noninterest income in the second quarter of 2024 was a net gain of $988 thousand recognized on the sale of a bank-owned operations facility. Included in other noninterest income in the first quarter of 2024 was $2.1 million associated with a litigation settlement. Excluding these items, noninterest income was up by $609 thousand, or 4%, from the preceding quarter. Linked quarter changes included:
•Wealth management revenues amounted to $9.7 million in the second quarter of 2024, up by $340 thousand, or 4%. This included an increase of $190 thousand, or 76%, in transaction-based revenues, concentrated in seasonal tax servicing fee income, as well as an increase of $150 thousand, or 2%, in asset-based revenues. The change in asset-based revenues reflected an increase in the average balance of wealth management assets under administration ("AUA"), which was up by approximately $49 million, or 1%, from the preceding quarter. The end of period AUA balance at June 30, 2024 amounted to $6.8 billion, down by $55 million, or 1%, from March 31, 2024.
•Mortgage banking revenues totaled $2.8 million for the second quarter of 2024, up by $255 thousand, or 10%, reflecting higher realized gains, partially offset by the change in fair value of mortgage loans held for sale and forward loan commitments. Loans sold amounted to $110.1 million in the second quarter of 2024, up by $37.4 million, or 51%. In the second quarter of 2024, 81% of residential real estate loan originations were originated for sale, compared to 76% in the preceding quarter.

Noninterest Expense
Noninterest expense totaled $33.9 million for the second quarter of 2024, down by $453 thousand, or 1%, from the first quarter of 2024. Linked quarter changes included:
•Salaries and employee benefits expense amounted to $21.3 million, down by $515 thousand, or 2%. The decrease reflected lower staffing levels and payroll tax expense, partially offset by volume-related increases in mortgage originator commission expense.
•The remaining change in noninterest expense reflected increases in outsourced services and advertising and promotion, partially offset by declines in net occupancy and other expenses.

Washington Trust
July 22, 2024
Income Tax
Income tax expense totaled $3.0 million for the second quarter of 2024, up by $191 thousand from the preceding quarter. The effective tax rate for the second quarter of 2024 was 21.8%, up from 20.6% in the preceding quarter, largely due to excess tax expense associated with the settlement of share-based awards in the second quarter of 2024. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2024 effective tax rate to be approximately 21.2%.

Investment Securities
The securities portfolio totaled $952 million at June 30, 2024, down by $18 million, or 2%, from March 31, 2024, largely due to routine pay-downs. The securities portfolio represented 13% of total assets at both June 30, 2024 and March 31, 2024.

Loans
Total loans amounted to $5.6 billion at June 30, 2024, down by $56 million, or 1%, from the end of the preceding quarter. These changes included:
•Commercial loans decreased by $22 million, or 1%.
•Residential real estate loans decreased by $27 million, or 1%.
•The consumer loan portfolio decreased by $7 million, or 2%.

Deposits and Borrowings
Total deposits amounted to $5.0 billion at June 30, 2024, compared to $5.3 billion at the end of the preceding quarter. Uninsured deposits, after exclusions (as detailed in the financial tables below) amounted to $985 million, or 20% of total deposits, at June 30, 2024.

In-market deposits, which exclude wholesale brokered deposits, amounted to $4.6 billion at June 30, 2024, down by $37 million, or 1%, from March 31, 2024. As of June 30, 2024, in-market deposits were approximately 61% retail and 39% commercial. The average size of our in-market deposit accounts was approximately $35 thousand at June 30, 2024.

Wholesale brokered deposits amounted to $339 million and were down by $335 million, or 50%, from March 31, 2024.

FHLB advances totaled $1.6 billion at June 30, 2024, up by $310 million, or 25%, from March 31, 2024. As of June 30, 2024, contingent liquidity amounted to $1.6 billion and consisted of noninterest-bearing cash, unencumbered securities, and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $30.5 million, or 0.54% of total loans, at June 30, 2024, compared to $30.7 million, or 0.54% of total loans, at March 31, 2024. The composition of nonaccrual loans at June 30, 2024 was 62% commercial and 38% residential and consumer.

Past due loans were $11.9 million, or 0.21% of total loans, at June 30, 2024, compared to $10.0 million, or 0.18% of total loans, at March 31, 2024. The composition of past due loans at June 30, 2024 was essentially all residential and consumer.

Washington Trust
July 22, 2024
The allowance for credit losses ("ACL") on loans amounted to $42.4 million, or 0.75% of total loans, at June 30, 2024, compared to $41.9 million, or 0.74% of total loans, at March 31, 2024. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $1.7 million at June 30, 2024, unchanged from March 31, 2024.

The provision for credit losses totaled $500 thousand in the second quarter of 2024, down by $200 thousand from the preceding quarter. Net charge-offs amounted to $27 thousand in the second quarter of 2024, compared to $52 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $471.0 million at June 30, 2024, up by $4.0 million, or 1%, from March 31, 2024. Net income of $10.8 million and an increase of $2.6 million in the accumulated other comprehensive income component of shareholders' equity were partially offset by $9.6 million in dividend declarations.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended June 30, 2024. The dividend was paid on July 12, 2024 to shareholders of record on July 1, 2024.

Capital levels at June 30, 2024 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 11.81% at June 30, 2024, compared to 11.62% at March 31, 2024. Book value per share was $27.61 at June 30, 2024, compared to $27.41 at March 31, 2024.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights, and outlook on Tuesday, July 23, 2024 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 467066. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 808623. The audio replay will be available through August 6, 2024. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through September 30, 2024.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Washington Trust
July 22, 2024
Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies, and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics;
•regulatory, litigation, and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Assets:
Cash and due from banks	$103,877	$102,136	$86,824	$109,432	$124,877
Short-term investments	3,654	3,452	3,360	3,577	3,439
Mortgage loans held for sale, at fair value	26,116	25,462	20,077	10,550	20,872
Available for sale debt securities, at fair value	951,828	970,060	1,000,380	958,990	1,022,458
Federal Home Loan Bank stock, at cost	66,166	55,512	51,893	52,668	45,868
Loans:
Total loans	5,629,102	5,685,232	5,647,706	5,611,115	5,381,113
Less: allowance for credit losses on loans	42,378	41,905	41,057	40,213	39,343
Net loans	5,586,724	5,643,327	5,606,649	5,570,902	5,341,770
Premises and equipment, net	31,866	31,914	32,291	31,976	32,591
Operating lease right-of-use assets	28,387	29,216	29,364	27,882	28,633
Investment in bank-owned life insurance	105,228	104,475	103,736	103,003	102,293
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,295	3,503	3,711	3,919	4,130
Other assets	213,310	216,158	200,653	246,667	220,920
Total assets	$7,184,360	$7,249,124	$7,202,847	$7,183,475	$7,011,760
Liabilities:
Deposits:
Noninterest-bearing deposits	$645,661	$648,929	$693,746	$773,261	$758,242
Interest-bearing deposits	4,330,465	4,698,964	4,654,414	4,642,302	4,556,236
Total deposits	4,976,126	5,347,893	5,348,160	5,415,563	5,314,478
Federal Home Loan Bank advances	1,550,000	1,240,000	1,190,000	1,120,000	1,040,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	31,012	31,837	32,027	30,554	31,302
Other liabilities	133,584	139,793	137,293	163,273	144,138
Total liabilities	6,713,403	6,782,204	6,730,161	6,752,071	6,552,599
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	125,898	126,785	126,150	126,310	125,685
Retained earnings	504,350	503,175	501,917	498,521	496,996
Accumulated other comprehensive loss	(146,326)	(148,913)	(141,153)	(178,734)	(148,827)
Treasury stock, at cost	(14,050)	(15,212)	(15,313)	(15,778)	(15,778)
Total shareholders’ equity	470,957	466,920	472,686	431,404	459,161
Total liabilities and shareholders’ equity	$7,184,360	$7,249,124	$7,202,847	$7,183,475	$7,011,760

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Interest income:
Interest and fees on loans	$76,240	$75,636	$74,236	$70,896	$65,449	$151,876	$125,198
Interest on mortgage loans held for sale	392	255	255	332	241	647	393
Taxable interest on debt securities	6,944	7,096	7,191	7,271	7,403	14,040	14,597
Dividends on Federal Home Loan Bank stock	1,124	1,073	982	878	858	2,197	1,455
Other interest income	1,297	1,196	1,282	1,344	1,279	2,493	2,349
Total interest and dividend income	85,997	85,256	83,946	80,721	75,230	171,253	143,992
Interest expense:
Deposits	36,713	38,047	37,067	34,069	29,704	74,760	49,293
Federal Home Loan Bank advances	17,296	15,138	13,814	12,497	11,652	32,434	23,278
Junior subordinated debentures	403	406	411	404	374	809	728
Total interest expense	54,412	53,591	51,292	46,970	41,730	108,003	73,299
Net interest income	31,585	31,665	32,654	33,751	33,500	63,250	70,693
Provision for credit losses	500	700	1,200	500	700	1,200	1,500
Net interest income after provision for credit losses	31,085	30,965	31,454	33,251	32,800	62,050	69,193
Noninterest income:
Wealth management revenues	9,678	9,338	8,881	8,948	9,048	19,016	17,711
Mortgage banking revenues	2,761	2,506	1,554	2,108	1,753	5,267	2,998
Card interchange fees	1,275	1,145	1,254	1,267	1,268	2,420	2,400
Service charges on deposit accounts	769	685	688	674	667	1,454	1,444
Loan related derivative income	49	284	112	1,082	247	333	196
Income from bank-owned life insurance	753	739	734	710	879	1,492	2,044
Other income	1,375	2,466	83	437	463	3,841	815
Total noninterest income	16,660	17,163	13,306	15,226	14,325	33,823	27,608
Noninterest expense:
Salaries and employee benefits	21,260	21,775	18,464	21,622	20,588	43,035	42,372
Outsourced services	4,096	3,780	3,667	3,737	3,621	7,876	7,117
Net occupancy	2,397	2,561	2,396	2,387	2,416	4,958	4,853
Equipment	958	1,020	1,133	1,107	1,050	1,978	2,078
Legal, audit, and professional fees	741	706	959	1,058	978	1,447	1,874
FDIC deposit insurance costs	1,404	1,441	1,239	1,185	1,371	2,845	2,243
Advertising and promotion	661	548	938	789	427	1,209	835
Amortization of intangibles	208	208	208	211	212	416	424
Other expenses	2,185	2,324	3,583	2,294	2,353	4,509	4,784
Total noninterest expense	33,910	34,363	32,587	34,390	33,016	68,273	66,580
Income before income taxes	13,835	13,765	12,173	14,087	14,109	27,600	30,221
Income tax expense (benefit)	3,020	2,829	(774)	2,926	2,853	5,849	6,153
Net income	$10,815	$10,936	$12,947	$11,161	$11,256	$21,751	$24,068

Net income available to common shareholders	$10,807	$10,924	$12,931	$11,140	$11,237	$21,731	$24,020

Weighted average common shares outstanding:
Basic	17,052	17,033	17,029	17,019	17,011	17,042	17,042
Diluted	17,110	17,074	17,070	17,041	17,030	17,082	17,085
Earnings per common share:
Basic	$0.63	$0.64	$0.76	$0.65	$0.66	$1.28	$1.41
Diluted	$0.63	$0.64	$0.76	$0.65	$0.66	$1.27	$1.41

Cash dividends declared per share	$0.56	$0.56	$0.56	$0.56	$0.56	$1.12	$1.12

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Share and Equity Related Data:
Book value per share	$27.61	$27.41	$27.75	$25.35	$26.98
Tangible book value per share - Non-GAAP (1)	$23.67	$23.45	$23.78	$21.36	$22.98
Market value per share	$27.41	$26.88	$32.38	$26.33	$26.81
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,058	17,033	17,031	17,019	17,019

Capital Ratios (2):
Tier 1 risk-based capital	11.01%	10.84%	10.86%	10.77%	11.09%
Total risk-based capital	11.81%	11.62%	11.58%	11.48%	11.81%
Tier 1 leverage ratio	7.82%	7.81%	7.80%	7.87%	8.05%
Common equity tier 1	10.59%	10.42%	10.44%	10.35%	10.66%

Balance Sheet Ratios:
Equity to assets	6.56%	6.44%	6.56%	6.01%	6.55%
Tangible equity to tangible assets - Non-GAAP (1)	5.67%	5.56%	5.68%	5.11%	5.63%
Loans to deposits (3)	112.8%	106.0%	105.2%	103.1%	100.9%

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Performance Ratios (4):
Net interest margin (5)	1.83%	1.84%	1.88%	1.97%	2.03%	1.84%	2.18%
Return on average assets (net income divided by average assets)	0.60%	0.61%	0.71%	0.62%	0.65%	0.61%	0.71%
Return on average tangible assets - Non-GAAP (1)	0.61%	0.61%	0.72%	0.63%	0.66%	0.61%	0.72%
Return on average equity (net income available for common shareholders divided by average equity)	9.43%	9.33%	11.77%	9.65%	9.67%	9.38%	10.46%
Return on average tangible equity - Non-GAAP (1)	11.04%	10.89%	13.93%	11.33%	11.32%	10.96%	12.26%
Efficiency ratio (6)	70.3%	70.4%	70.9%	70.2%	69.0%	70.3%	67.7%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for June 30, 2024 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,239	$9,089	$8,634	$8,683	$8,562	$18,328	$16,991
Transaction-based revenues	439	249	247	265	486	688	720
Total wealth management revenues	$9,678	$9,338	$8,881	$8,948	$9,048	$19,016	$17,711

Assets Under Administration (AUA):
Balance at beginning of period	$6,858,322	$6,588,406	$6,131,395	$6,350,260	$6,163,422	$6,588,406	$5,961,990
Net investment appreciation (depreciation) & income	108,529	364,244	503,209	(154,269)	259,788	472,773	546,050
Net client asset outflows	(163,360)	(94,328)	(46,198)	(64,596)	(72,950)	(257,688)	(157,780)
Balance at end of period	$6,803,491	$6,858,322	$6,588,406	$6,131,395	$6,350,260	$6,803,491	$6,350,260

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$2,205	$1,586	$1,133	$1,746	$827	$3,791	$1,403
Changes in fair value, net (2)	20	324	(65)	(171)	382	344	468
Loan servicing fee income, net (3)	536	596	486	533	544	1,132	1,127
Total mortgage banking revenues	$2,761	$2,506	$1,554	$2,108	$1,753	$5,267	$2,998

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$26,520	$24,474	$39,827	$161,603	$148,694	$50,994	$258,462
Originations for sale to secondary market (5)	110,728	78,098	76,495	78,339	77,995	188,826	105,758
Total mortgage loan originations	$137,248	$102,572	$116,322	$239,942	$226,689	$239,820	$364,220

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$24,570	$24,057	$28,290	$34,046	$28,727	$48,627	$45,841
Sold with servicing rights released (5)	85,482	48,587	39,170	54,575	35,836	134,069	48,050
Total mortgage loans sold	$110,052	$72,644	$67,460	$88,621	$64,563	$182,696	$93,891
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Loans:
Commercial real estate (1)	$2,191,996	$2,158,518	$2,106,359	$2,063,383	$1,940,030
Commercial & industrial	558,075	613,376	605,072	611,565	611,472
Total commercial	2,750,071	2,771,894	2,711,431	2,674,948	2,551,502

Residential real estate (2)	2,558,533	2,585,524	2,604,478	2,611,100	2,510,125

Home equity	302,027	309,302	312,594	305,683	301,116
Other	18,471	18,512	19,203	19,384	18,370
Total consumer	320,498	327,814	331,797	325,067	319,486
Total loans	$5,629,102	$5,685,232	$5,647,706	$5,611,115	$5,381,113
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	June 30, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$839,042	38%	$815,975	39%
Massachusetts	688,439	31	645,736	31
Rhode Island	445,406	21	430,899	20
Subtotal	1,972,887	90	1,892,610	90
All other states	219,109	10	213,749	10
Total commercial real estate loans	$2,191,996	100%	$2,106,359	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,887,955	74%	$1,928,206	74%
Rhode Island	482,712	19	481,289	19
Connecticut	159,463	6	165,933	6
Subtotal	2,530,130	99	2,575,428	99
All other states	28,403	1	29,050	1
Total residential real estate loans	$2,558,533	100%	$2,604,478	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	June 30, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family	$592,791	27%	$546,694	26%
Retail	437,765	20	434,913	21
Industrial and warehouse	336,172	15	307,987	15
Office	300,871	14	284,199	13
Hospitality	219,293	10	235,015	11
Healthcare Facility	195,564	9	175,490	8
Mixed-use	54,849	3	49,079	2
Other	54,691	2	72,982	4
Total commercial real estate loans	$2,191,996	100%	$2,106,359	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$139,876	25%	$166,490	28%
Real estate rental and leasing	70,202	13	70,540	12
Transportation and warehousing	51,042	9	63,789	11
Manufacturing	48,818	9	54,905	9
Educational services	43,277	8	41,968	7
Retail trade	42,950	8	43,746	7
Finance and insurance	39,092	7	33,617	6
Information	22,720	4	22,674	4
Arts, entertainment, and recreation	21,460	4	22,249	4
Accommodation and food services	12,476	2	13,502	2
Professional, scientific, and technical services	8,309	1	7,998	1
Public administration	2,877	1	3,019	—
Other	54,976	9	60,575	9
Total commercial & industrial loans	$558,075	100%	$605,072	100%

			Weighted Average		Asset Quality
June 30, 2024	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Non-Owner Occupied Commercial Real Estate Office (inclusive of Construction):
Class A	$113,215	$9,505	59%	1.72x	$106,903	$6,312	$—	$—
Class B	93,270	4,469	66%	1.42x	71,428	—	21,842	18,390
Class C	12,655	2,109	58%	1.19x	12,655	—	—	—
Medical Office	56,332	7,551	63%	1.33x	56,332	—	—	—
Lab Space	25,399	23,475	91%	1.20x	5,632	—	19,767	—
Total office (1)	$300,871	$6,692	66%	1.47x	$252,950	$6,312	$41,609	$18,390
(1)Approximately 68% of the total commercial real estate office balance of $301 million is secured by income producing properties located in suburban areas. Additionally, approximately 32% of the total commercial real estate office balance is expected to mature in two years.
(2)The balance of commercial real estate office consists of 49 loans.
(3)Does not include $27.0 million of unfunded commitments.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Deposits:
Noninterest-bearing demand deposits	$645,661	$648,929	$693,746	$773,261	$758,242
Interest-bearing demand deposits (in-market)	532,316	536,923	504,959	490,217	428,306
NOW accounts	722,797	735,617	767,036	745,778	791,887
Money market accounts	1,086,088	1,111,510	1,096,959	1,111,797	1,164,557
Savings accounts	485,208	484,678	497,223	514,526	521,185
Time deposits (in-market)	1,164,839	1,156,516	1,134,187	1,111,942	1,048,820
In-market deposits	4,636,909	4,674,173	4,694,110	4,747,521	4,712,997
Wholesale brokered time deposits	339,217	673,720	654,050	668,042	601,481
Total deposits	$4,976,126	$5,347,893	$5,348,160	$5,415,563	$5,314,478

	June 30, 2024		December 31, 2023
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,249,480	25%	$1,260,672	24%
Less: affiliate deposits (2)	90,948	2	92,645	2
Uninsured deposits, excluding affiliate deposits	1,158,532	23	1,168,027	22
Less: fully-collateralized preferred deposits (3)	174,028	3	204,327	4
Uninsured deposits, after exclusions	$984,504	20%	$963,700	18%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Jun 30, 2024	Dec 31, 2023
Contingent Liquidity:
Federal Home Loan Bank of Boston	$801,539	$1,086,607
Federal Reserve Bank of Boston	86,133	65,759
Noninterest-bearing cash	28,211	54,970
Unencumbered securities	685,946	680,857
Total	$1,601,829	$1,888,193

Percentage of total contingent liquidity to uninsured deposits	128.2%	149.8%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	162.7%	195.9%

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Asset Quality Ratios:
Nonperforming assets to total assets	0.43%	0.43%	0.63%	0.48%	0.16%
Nonaccrual loans to total loans	0.54%	0.54%	0.79%	0.60%	0.19%
Total past due loans to total loans	0.21%	0.18%	0.20%	0.17%	0.12%
Allowance for credit losses on loans to nonaccrual loans	139.04%	136.45%	92.02%	119.50%	378.04%
Allowance for credit losses on loans to total loans	0.75%	0.74%	0.73%	0.72%	0.73%

Nonperforming Assets:
Commercial real estate	$18,390	$18,729	$32,827	$22,609	$—
Commercial & industrial	642	668	682	696	899
Total commercial	19,032	19,397	33,509	23,305	899
Residential real estate	9,744	9,722	9,626	9,446	8,542
Home equity	1,703	1,591	1,483	901	966
Other consumer	—	—	—	—	—
Total consumer	1,703	1,591	1,483	901	966
Total nonaccrual loans	30,479	30,710	44,618	33,652	10,407
Other real estate owned	683	683	683	683	683
Total nonperforming assets	$31,162	$31,393	$45,301	$34,335	$11,090

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	2	270	10	4	223
Total commercial	2	270	10	4	223
Residential real estate	8,534	6,858	8,116	7,785	4,384
Home equity	3,324	2,879	3,196	1,925	1,509
Other consumer	20	32	23	19	214
Total consumer	3,344	2,911	3,219	1,944	1,723
Total past due loans	$11,880	$10,039	$11,345	$9,733	$6,330

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,409	$5,111	$6,877	$5,710	$3,672

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Nonaccrual Loan Activity:
Balance at beginning of period	$30,710	$44,618	$33,652	$10,407	$13,980	$44,618	$12,846
Additions to nonaccrual status	556	431	12,018	25,088	600	988	3,170
Loans returned to accruing status	(369)	(13,764)	—	(197)	(1,329)	(14,133)	(1,439)
Loans charged-off	(53)	(70)	(420)	(44)	(52)	(123)	(113)
Loans transferred to other real estate owned	—	—	—	—	—	—	(683)
Payments, payoffs, and other changes	(365)	(505)	(632)	(1,602)	(2,792)	(871)	(3,374)
Balance at end of period	$30,479	$30,710	$44,618	$33,652	$10,407	$30,479	$10,407

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,905	$41,057	$40,213	$39,343	$38,780	$41,057	$38,027
Provision for credit losses on loans (1)	500	900	1,250	900	600	1,400	1,400
Charge-offs	(53)	(70)	(420)	(44)	(52)	(123)	(113)
Recoveries	26	18	14	14	15	44	29
Balance at end of period	$42,378	$41,905	$41,057	$40,213	$39,343	$42,378	$39,343

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,740	$1,940	$1,990	$2,390	$2,290	$1,940	$2,290
Provision for credit losses on unfunded commitments (1)	—	(200)	(50)	(400)	100	(200)	100
Balance at end of period (2)	$1,740	$1,740	$1,940	$1,990	$2,390	$1,740	$2,390
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$373	$—	$—	$—	$—
Commercial & industrial	4	(1)	10	4	5	3	11
Total commercial	4	(1)	383	4	5	3	11
Residential real estate	—	—	(3)	—	—	—	—
Home equity	(6)	(1)	—	(7)	(2)	(7)	(3)
Other consumer	29	54	26	33	34	83	76
Total consumer	23	53	26	26	32	76	73
Total	$27	$52	$406	$30	$37	$79	$84

Net charge-offs to average loans - annualized	—%	—%	0.03%	—%	—%	—%	—%

The following tables present daily average balance, interest, and yield/rate information, as well as net interest margin on an FTE basis. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	June 30, 2024			March 31, 2024			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$96,934	$1,297	5.38%	$78,992	$1,196	6.09%	$17,942	$101	(0.71%)
Mortgage loans held for sale	22,755	392	6.93	15,452	255	6.64	7,303	137	0.29
Taxable debt securities	1,129,573	6,944	2.47	1,146,454	7,096	2.49	(16,881)	(152)	(0.02)
FHLB stock	60,354	1,124	7.49	53,858	1,073	8.01	6,496	51	(0.52)
Commercial real estate	2,167,785	34,707	6.44	2,140,887	34,220	6.43	26,898	487	0.01
Commercial & industrial	602,786	9,837	6.56	610,747	9,892	6.51	(7,961)	(55)	0.05
Total commercial	2,770,571	44,544	6.47	2,751,634	44,112	6.45	18,937	432	0.02
Residential real estate	2,569,945	26,473	4.14	2,592,769	26,531	4.12	(22,824)	(58)	0.02
Home equity	306,703	5,211	6.83	310,231	5,004	6.49	(3,528)	207	0.34
Other	18,375	239	5.23	19,112	212	4.46	(737)	27	0.77
Total consumer	325,078	5,450	6.74	329,343	5,216	6.37	(4,265)	234	0.37
Total loans	5,665,594	76,467	5.43	5,673,746	75,859	5.38	(8,152)	608	0.05
Total interest-earning assets	6,975,210	86,224	4.97	6,968,502	85,479	4.93	6,708	745	0.04
Noninterest-earning assets	252,268			263,333			(11,065)
Total assets	$7,227,478			$7,231,835			($4,357)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$536,752	$6,064	4.54%	$506,239	$5,706	4.53%	$30,513	$358	0.01%
NOW accounts	712,874	388	0.22	720,918	375	0.21	(8,044)	13	0.01
Money market accounts	1,120,333	10,934	3.93	1,107,591	10,417	3.78	12,742	517	0.15
Savings accounts	482,674	803	0.67	490,268	752	0.62	(7,594)	51	0.05
Time deposits (in-market)	1,157,962	11,802	4.10	1,149,442	11,720	4.10	8,520	82	—
Interest-bearing in-market deposits	4,010,595	29,991	3.01	3,974,458	28,970	2.93	36,137	1,021	0.08
Wholesale brokered time deposits	517,424	6,722	5.23	699,605	9,077	5.22	(182,181)	(2,355)	0.01
Total interest-bearing deposits	4,528,019	36,713	3.26	4,674,063	38,047	3.27	(146,044)	(1,334)	(0.01)
FHLB advances	1,397,143	17,296	4.98	1,239,945	15,138	4.91	157,198	2,158	0.07
Junior subordinated debentures	22,681	403	7.15	22,681	406	7.20	—	(3)	(0.05)
Total interest-bearing liabilities	5,947,843	54,412	3.68	5,936,689	53,591	3.63	11,154	821	0.05
Noninterest-bearing demand deposits	652,189			664,656			(12,467)
Other liabilities	166,487			159,394			7,093
Shareholders' equity	460,959			471,096			(10,137)
Total liabilities and shareholders' equity	$7,227,478			$7,231,835			($4,357)
Net interest income (FTE)		$31,812			$31,888			($76)
Interest rate spread			1.29%			1.30%			(0.01%)
Net interest margin			1.83%			1.84%			(0.01%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2024	Mar 31, 2024	Change
Commercial loans	$227	$223	$4
Total	$227	$223	$4

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Six Months Ended	June 30, 2024			June 30, 2023			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$87,964	$2,493	5.70%	$106,253	$2,349	4.46%	($18,289)	$144	1.24%
Mortgage loans for sale	19,103	647	6.81	15,905	393	4.98	3,198	254	1.83
Taxable debt securities	1,138,013	14,040	2.48	1,197,935	14,597	2.46	(59,922)	(557)	0.02
FHLB stock	57,106	2,197	7.74	44,952	1,455	6.53	12,154	742	1.21
Commercial real estate	2,154,336	68,927	6.43	1,894,087	54,100	5.76	260,249	14,827	0.67
Commercial & industrial	606,766	19,728	6.54	622,896	18,528	6.00	(16,130)	1,200	0.54
Total commercial	2,761,102	88,655	6.46	2,516,983	72,628	5.82	244,119	16,027	0.64
Residential real estate	2,581,357	53,004	4.13	2,400,997	44,801	3.76	180,360	8,203	0.37
Home equity	308,467	10,215	6.66	289,288	7,841	5.47	19,179	2,374	1.19
Other	18,744	451	4.84	17,110	391	4.61	1,634	60	0.23
Total consumer	327,211	10,666	6.56	306,398	8,232	5.42	20,813	2,434	1.14
Total loans	5,669,670	152,325	5.40	5,224,378	125,661	4.85	445,292	26,664	0.55
Total interest-earning assets	6,971,856	171,702	4.95	6,589,423	144,455	4.42	382,433	27,247	0.53
Noninterest-earning assets	257,800			252,733			5,067
Total assets	$7,229,656			$6,842,156			$387,500
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$521,495	$11,770	4.54%	$346,255	$6,728	3.92%	$175,240	$5,042	0.62%
NOW accounts	716,896	764	0.21	801,296	758	0.19	(84,400)	6	0.02
Money market accounts	1,113,962	21,351	3.85	1,226,303	16,878	2.78	(112,341)	4,473	1.07
Savings accounts	486,472	1,554	0.64	544,159	636	0.24	(57,687)	918	0.40
Time deposits (in-market)	1,153,702	23,522	4.10	915,898	12,537	2.76	237,804	10,985	1.34
Interest-bearing in-market deposits	3,992,527	58,961	2.97	3,833,911	37,537	1.97	158,616	21,424	1.00
Wholesale brokered demand deposits	—	—	—	8,097	177	4.41	(8,097)	(177)	(4.41)
Wholesale brokered time deposits	608,514	15,799	5.22	539,333	11,579	4.33	69,181	4,220	0.89
Wholesale brokered deposits	608,514	15,799	5.22	547,430	11,756	4.33	61,084	4,043	0.89
Total interest-bearing deposits	4,601,041	74,760	3.27	4,381,341	49,293	2.27	219,700	25,467	1.00
FHLB advances	1,318,544	32,434	4.95	1,011,768	23,278	4.64	306,776	9,156	0.31
Junior subordinated debentures	22,681	809	7.17	22,681	728	6.47	—	81	0.70
Total interest-bearing liabilities	5,942,266	108,003	3.66	5,415,790	73,299	2.73	526,476	34,704	0.93
Noninterest-bearing demand deposits	658,423			802,506			(144,083)
Other liabilities	162,939			160,677			2,262
Shareholders' equity	466,028			463,183			2,845
Total liabilities and shareholders' equity	$7,229,656			$6,842,156			$387,500
Net interest income (FTE)		$63,699			$71,156			($7,457)
Interest rate spread			1.29%			1.69%			(0.40%)
Net interest margin			1.84%			2.18%			(0.34%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2024	Jun 30, 2023	Change
Commercial loans	$449	$463	($14)
Total	$449	$463	($14)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Tangible Book Value per Share:
Total shareholders' equity, as reported	$470,957	$466,920	$472,686	$431,404	$459,161
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,295	3,503	3,711	3,919	4,130
Total tangible shareholders' equity	$403,753	$399,508	$405,066	$363,576	$391,122

Shares outstanding, as reported	17,058	17,033	17,031	17,019	17,019

Book value per share - GAAP	$27.61	$27.41	$27.75	$25.35	$26.98
Tangible book value per share - Non-GAAP	$23.67	$23.45	$23.78	$21.36	$22.98

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$403,753	$399,508	$405,066	$363,576	$391,122

Total assets, as reported	$7,184,360	$7,249,124	$7,202,847	$7,183,475	$7,011,760
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,295	3,503	3,711	3,919	4,130
Total tangible assets	$7,117,156	$7,181,712	$7,135,227	$7,115,647	$6,943,721

Equity to assets - GAAP	6.56%	6.44%	6.56%	6.01%	6.55%
Tangible equity to tangible assets - Non-GAAP	5.67%	5.56%	5.68%	5.11%	5.63%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Return on Average Tangible Assets:
Net income, as reported	$10,815	$10,936	$12,947	$11,161	$11,256	$21,751	$24,068

Total average assets, as reported	$7,227,478	$7,231,835	$7,191,575	$7,115,157	$6,939,238	$7,229,656	$6,842,156
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,397	3,604	3,812	4,021	4,233	3,500	4,338
Total average tangible assets	$7,160,172	$7,164,322	$7,123,854	$7,047,227	$6,871,096	$7,162,247	$6,773,909

Return on average assets - GAAP	0.60%	0.61%	0.71%	0.62%	0.65%	0.61%	0.71%
Return on average tangible assets - Non-GAAP	0.61%	0.61%	0.72%	0.63%	0.66%	0.61%	0.72%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$10,807	$10,924	$12,931	$11,140	$11,237	$21,731	$24,020

Total average equity, as reported	$460,959	$471,096	$436,059	$458,015	$466,227	$466,028	$463,183
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,397	3,604	3,812	4,021	4,233	3,500	4,338
Total average tangible equity	$393,653	$403,583	$368,338	$390,085	$398,085	$398,619	$394,936

Return on average equity - GAAP	9.43%	9.33%	11.77%	9.65%	9.67%	9.38%	10.46%
Return on average tangible equity - Non-GAAP	11.04%	10.89%	13.93%	11.33%	11.32%	10.96%	12.26%